NEWS RELEASE

For Release:    Immediately

Contact:    James Brunk, Chief Financial Officer
        (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q2 RESULTS

Calhoun, Georgia, July 25, 2024 — Mohawk Industries, Inc. (NYSE: MHK) today announced second quarter 2024 net earnings of $157 million and earnings per share (“EPS”) of $2.46; adjusted net earnings were $192 million, and adjusted EPS was $3.00. Net sales for the second quarter of 2024 were $2.8 billion, a decrease of 5.1% as reported and 4.5% on an adjusted basis versus the prior year. During the second quarter of 2023, the Company reported net sales of $3.0 billion, net earnings of $101 million and EPS of $1.58; adjusted net earnings were $176 million, and adjusted EPS was $2.76.
For the six months ended June 29, 2024, net earnings and EPS were $262 million and $4.10, respectively; adjusted net earnings were $310 million, and adjusted EPS was $4.85. Net sales for the first six months of 2024 were $5.5 billion, a decrease of 4.8% as reported and 5.0% on an adjusted basis versus the prior year. For the six months ended July 1, 2023, net sales were $5.8 billion, net earnings were $181 million and EPS was $2.84; adjusted net earnings were $288 million, and adjusted EPS was $4.51.
Commenting on the Company’s second quarter results, Chairman and CEO Jeff Lorberbaum stated, “Our performance in the quarter reflected our focus on the controllable factors of our business, including sales initiatives, cost containment and restructuring actions. Our adjusted earnings per share rose as a result of productivity initiatives and restructuring as well as lower energy and material costs, partially offset by market pressure on pricing, mix and foreign exchange headwinds. We generated free cash flow of approximately $142 million during the quarter, for a total of $239 million year to date. In the quarter, we purchased approximately 755 thousand shares, or 1.2%, of our stock for approximately $90 million.
Our second quarter results exceeded our expectations despite soft market conditions around the globe. The commercial channel continues to outperform residential, although some softness in the category is occurring. While the long-term demand for our products is strong, residential purchases across our geographies remain weak. During the quarter, the actions we have taken improved volumes in many product categories, though the gains were offset by consumers trading down and competitive pricing. Residential remodeling is under the greatest pressure as consumers continue to defer large discretionary purchases due to inflation and uncertainty about the future. In addition, flooring remodeling is significantly influenced by housing turnover rates, which remain suppressed due to elevated mortgage rates, higher home prices and the ‘locked-in effect’ on homeowners.
To reduce costs and align our business with current conditions, we are initiating additional restructuring actions that will generate annualized savings of $100 million, of which $20-$25 million will be recognized this year. The cash cost of these actions is about $40 million, with a total cost of approximately $130 million. The execution timelines will vary by project, with some extending throughout 2025 and into 2026. Across the segments, we will idle less productive operations, consolidate regional warehouses and leverage technology to lower administrative costs. We will also retire less efficient equipment and simplify our product offering. Along with these actions, our teams are implementing many other measures to manage the current environment.
For the second quarter, the Global Ceramic Segment reported a 3.4% decline in net sales as reported, or a 2.9% decline on an adjusted basis, versus the prior year. The Segment’s operating margin was 7.4% as reported, or 8.5% on an adjusted basis, as a result of the unfavorable impact of price and product mix and foreign exchange headwinds, partially offset by lower input costs and productivity gains. In addition to our restructuring initiatives, we are implementing numerous cost reduction projects across the Segment, including product re-engineering, process improvements and streamlining administrative functions. To improve our mix, we are investing in product differentiation with leading-edge printing, polishing and rectifying technologies. On May 10, the U.S. Department of Commerce announced the commencement of antidumping and countervailing duty investigations of ceramic tile imported from India. The U.S. ceramic tile trade association believes this could lead to tariffs between 400% and 800%. Given India’s widespread dumping, Mexico has increased import duties on Indian tile, and our other markets are currently investigating similar options. In the U.S., our high-end design capabilities, domestic manufacturing and extensive distribution infrastructure are enhancing our participation in the builder and commercial sectors. In Europe, our unit sales exceeded last year's levels as we leveraged our manufacturing and styling advantages to create higher value products.
During the second quarter, our Flooring Rest of the World Segment’s net sales decreased by 8.3% as reported, or 7.0% on an adjusted basis, versus the prior year. The Segment’s operating margin was 9.0% as reported, or 12.6% on an adjusted basis, as a result of the unfavorable impact of price and product mix and more restructuring costs, partially offset by lower input costs and productivity gains. In Europe, market conditions remain slow with constrained consumer discretionary spending. Declining inflation led the European Central Bank to lower key rates on June 6, and additional cuts may follow. In this challenging environment, we focused on actions to drive sales, such as enhancing our product offering, executing promotions and implementing strategic marketing campaigns. As a result of these initiatives, our volumes in laminate, LVT and panels improved from the prior year’s low levels. In addition to our restructuring actions, we are launching many projects to improve productivity, enhance yields and lower labor costs.
In the second quarter, our Flooring North America Segment’s sales declined 4.3% versus the prior year. The Segment’s operating margin was 8.2% as reported, or 8.6% on an adjusted basis, as a result of lower input costs, productivity gains and less restructuring costs, partially offset by the unfavorable impact of price and product mix. Despite challenging market conditions, volumes improved year over year in some products and channels, though partially offset by price and mix dynamics. This year, we have expanded our relationships with larger U.S. home builders, which are increasing their share of the market. Sales of our LVT and laminate collections were stronger in the retailer and builder channels. Our recent laminate expansion is ramping up to satisfy higher demand for our waterproof flooring. The commercial sector continues to outperform residential, with hospitality, government and education channels leading, though fewer projects are being initiated.
We anticipate present conditions continuing in the third quarter with elevated interest rates, inflation and weak housing sales impacting our markets. In the current environment, we are executing plans to optimize our revenues and costs. Our restructuring initiatives will deliver significant savings and enhance our performance when our markets recover. We continue to benefit from lower energy and raw material costs, partially offset by labor and freight inflation. In the third quarter, we anticipate pricing pressures will continue given low industry volumes, constrained consumer spending on larger purchases and consumers trading down. As usual, European summer holidays will seasonally impact our sales and performance. Given these factors, we anticipate our third quarter adjusted EPS to be between $2.80 and $2.90, excluding any restructuring or other one-time charges.
While we manage the short-term environment, we are preparing to capitalize on the demand that occurs when the industry rebounds. Residential remodeling is our industry’s largest category and should lead the recovery as interest rates decline and consumer confidence improves. Across our regions, new home construction and commercial projects will be initiated as the economy strengthens, and our product investments will enhance our participation. As the world’s largest flooring manufacturer, we have the innovative products, capabilities and financial strength to optimize our results as the market recovers.”
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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Eliane, Elizabeth, Feltex, Godfrey Hirst, Grupo Daltile, Karastan, Marazzi, Moduleo, Mohawk, Mohawk Group, Performance Accessories, Pergo, Quick-Step, Unilin and Vitromex. During the past two decades, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Europe, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, July 26, 2024, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit http://ir.mohawkind.com/events/event-details/mohawk-industries-inc-2nd-quarter-2024-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10190272/fceb831600 to receive a unique personal identification number. You can also dial 1-833-630-1962 (US/Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through August 23, 2024, by dialing 1-877-344-7529 (US/Canada) or 1-412-317-0088 (international) and entering Conference ID #1152692. The call will be archived and available for replay under the “Investor Information” tab of mohawkind.com for replay for one year.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
(In millions, except per share data)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023

Net sales	$2,801.3	2,950.5	5,480.7	5,756.7
Cost of sales	2,077.5	2,218.5	4,107.4	4,381.3
Gross profit	723.8	732.0	1,373.3	1,375.4
Selling, general and administrative expenses	509.8	578.9	1,012.7	1,096.6
Operating income	214.0	153.1	360.6	278.8
Interest expense	12.6	22.9	27.5	40.0
Other expense, net	1.6	2.2	0.5	1.6
Earnings before income taxes	199.8	128.0	332.6	237.2
Income tax expense	42.3	26.8	70.1	55.7
Net earnings including noncontrolling interests	157.5	101.2	262.5	181.5
Net earnings attributable to noncontrolling interests	0.1	—	0.1	0.1
Net earnings attributable to Mohawk Industries, Inc.	$157.4	101.2	262.4	181.4

Basic earnings per share attributable to Mohawk Industries, Inc.	$2.47	1.59	4.12	2.85
Weighted-average common shares outstanding - basic	63.6	63.7	63.7	63.6

Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.46	1.58	4.10	2.84
Weighted-average common shares outstanding - diluted	63.9	63.9	64.0	63.9

Other Financial Information
	Three Months Ended		Six Months Ended
(In millions)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net cash provided by operating activities	$233.6	263.6	417.3	520.9
Less: Capital expenditures	91.4	116.7	178.2	245.2
Free cash flow	$142.2	146.9	239.1	275.7

Depreciation and amortization	$171.5	156.6	325.7	326.5

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	June 29, 2024	July 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$497.4	570.9
Receivables, net	2,018.5	2,087.1
Inventories	2,579.9	2,618.7
Prepaid expenses and other current assets	545.5	574.6
Total current assets	5,641.3	5,851.3
Property, plant and equipment, net	4,759.2	4,957.2
Right of use operating lease assets	396.2	400.4
Goodwill	1,136.7	2,031.0
Intangible assets, net	841.4	888.0
Deferred income taxes and other non-current assets	504.8	457.3
Total assets	$13,279.6	14,585.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$718.0	1,038.0
Accounts payable and accrued expenses	2,109.8	2,143.8
Current operating lease liabilities	109.9	106.1
Total current liabilities	2,937.7	3,287.9
Long-term debt, less current portion	1,691.5	2,013.3
Non-current operating lease liabilities	301.6	310.6
Deferred income taxes and other long-term liabilities	696.3	761.4
Total liabilities	5,627.1	6,373.2
Total stockholders' equity	7,652.5	8,212.0
Total liabilities and stockholders' equity	$13,279.6	14,585.2

Segment Information
	Three Months Ended		As of or for the Six Months Ended
(In millions)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023

Net sales:
Global Ceramic	$1,115.6	1,155.4	2,160.4	2,214.7
Flooring NA	958.5	1,001.7	1,858.7	1,955.1
Flooring ROW	727.2	793.4	1,461.6	1,586.9
Consolidated net sales	$2,801.3	2,950.5	5,480.7	5,756.7

Operating income (loss):
Global Ceramic	$83.1	84.0	131.9	147.3
Flooring NA	78.3	37.2	123.3	35.2
Flooring ROW	65.6	87.0	136.5	162.2
Corporate and intersegment eliminations	(13.0)	(55.1)	(31.1)	(65.9)
Consolidated operating income	$214.0	153.1	360.6	278.8

Assets:
Global Ceramic			$4,931.5	5,546.2
Flooring NA			3,940.2	4,210.2
Flooring ROW			3,899.2	4,295.2
Corporate and intersegment eliminations			508.7	533.6
Consolidated assets			$13,279.6	14,585.2

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended		Six Months Ended
(In millions, except per share data)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net earnings attributable to Mohawk Industries, Inc.	$157.4	101.2	262.4	181.4
Adjusting items:
Restructuring, acquisition and integration-related and other costs	41.4	41.7	49.3	73.7
Inventory step-up from purchase accounting	—	1.3	—	4.6
Legal settlements, reserves and fees	1.3	48.0	10.1	49.0
Adjustments of indemnification asset	(0.2)	(0.1)	2.2	(1.0)
Income taxes - adjustments of uncertain tax position	0.2	0.1	(2.2)	1.0
Income tax effect of adjusting items	(8.6)	(16.1)	(11.5)	(20.7)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$191.5	176.1	310.3	288.0

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.00	2.76	4.85	4.51
Weighted-average common shares outstanding - diluted	63.9	63.9	64.0	63.9

Reconciliation of Total Debt to Net Debt
(In millions)	June 29, 2024
Short-term debt and current portion of long-term debt	$718.0
Long-term debt, less current portion	1,691.5
Total debt	2,409.5
Less: Cash and cash equivalents	497.4
Net debt	$1,912.1

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	September 30, 2023	December 31, 2023	March 30, 2024	June 29, 2024	June 29, 2024
Net earnings (loss) including noncontrolling interests	$(760.3)	139.4	105.0	157.5	(358.4)
Interest expense	20.1	17.4	14.9	12.6	65.0
Income tax expense	15.0	14.2	27.8	42.3	99.3
Net (earnings) loss attributable to noncontrolling interests	(0.2)	0.1	—	(0.1)	(0.2)
Depreciation and amortization(1)	149.6	154.2	154.2	171.5	629.5
EBITDA	(575.8)	325.3	301.9	383.8	435.2
Restructuring, acquisition and integration-related and other costs	47.6	6.0	5.4	20.9	79.9
Inventory step-up from purchase accounting	(0.1)	—	—	—	(0.1)
Impairment of goodwill and indefinite-lived intangibles	876.1	1.6	—	—	877.7
Legal settlements, reserves and fees	43.5	(4.7)	8.8	1.3	48.9
Adjustments of indemnification asset	(1.9)	(0.1)	2.4	(0.2)	0.2
Adjusted EBITDA	$389.4	328.1	318.5	405.8	1,441.8

Net debt to adjusted EBITDA					1.3
(1)Includes accelerated depreciation of ($0.5) for Q3 2023, $2.6 for Q4 2023, $2.4 for Q1 2024 and $20.5 for Q2 2024.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended	Six Months Ended
(In millions)	June 29, 2024	June 29, 2024
Mohawk Consolidated
Net sales	$2,801.3	5,480.7
Adjustment for constant shipping days	(8.7)	8.1
Adjustment for constant exchange rates	25.0	29.4
Adjustment for acquisition volume	—	(47.8)
Adjusted net sales	$2,817.6	5,470.4

Three Months Ended
June 29, 2024
Global Ceramic
Net sales	$1,115.6
Adjustment for constant shipping days	(8.7)
Adjustment for constant exchange rates	14.6
Adjusted net sales	$1,121.5

Flooring ROW
Net sales	$727.2
Adjustment for constant exchange rates	10.4
Adjusted net sales	$737.6

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	June 29, 2024	July 1, 2023
Gross Profit	$723.8	732.0
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	35.2	30.4
Inventory step-up from purchase accounting	—	1.3
Adjusted gross profit	$759.0	763.7

Adjusted gross profit as a percent of net sales	27.1%	25.9%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	June 29, 2024	July 1, 2023
Selling, general and administrative expenses	$509.8	578.9
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(6.2)	(11.3)
Legal settlements, reserves and fees	(1.3)	(48.0)
Adjusted selling, general and administrative expenses	$502.3	519.6

Adjusted selling, general and administrative expenses as a percent of net sales	17.9%	17.6%

Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Loss)
	Three Months Ended
(In millions)	June 29, 2024	July 1, 2023
Mohawk Consolidated
Operating income	$214.0	153.1
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	41.4	41.7
Inventory step-up from purchase accounting	—	1.3
Legal settlements, reserves and fees	1.3	48.0
Adjusted operating income	$256.7	244.1

Adjusted operating income as a percent of net sales	9.2%	8.3%

Global Ceramic
Operating income	$83.1	84.0
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	11.7	13.8
Inventory step-up from purchase accounting	—	1.3
Adjusted segment operating income	$94.8	99.1

Adjusted segment operating income as a percent of net sales	8.5%	8.6%

Flooring NA
Operating income	$78.3	37.2
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3.7	18.5
Legal settlements, reserves and fees	—	4.9
Adjusted segment operating income	$82.0	60.6

Adjusted segment operating income as a percent of net sales	8.6%	6.0%

Flooring ROW
Operating income	$65.6	87.0
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	25.8	9.4
Adjusted segment operating income	$91.4	96.4

Adjusted segment operating income as a percent of net sales	12.6%	12.2%

Corporate and intersegment eliminations
Operating (loss)	$(13.0)	(55.1)
Adjustments to segment operating (loss):
Restructuring, acquisition and integration-related and other costs	0.2	—
Legal settlements, reserves and fees	1.3	43.1
Adjusted segment operating (loss)	$(11.5)	(12.0)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	June 29, 2024	July 1, 2023
Earnings before income taxes	$199.8	128.0
Net earnings attributable to noncontrolling interests	(0.1)	—
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	41.4	41.7
Inventory step-up from purchase accounting	—	1.3
Legal settlements, reserves and fees	1.3	48.0
Adjustments of indemnification asset	(0.2)	(0.1)
Adjusted earnings before income taxes	$242.2	218.9

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	June 29, 2024	July 1, 2023
Income tax expense	$42.3	26.8
Income taxes - adjustments of uncertain tax position	(0.2)	(0.1)
Income tax effect of adjusting items	8.6	16.1
Adjusted income tax expense	$50.7	42.8

Adjusted income tax rate	20.9%	19.6%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.